Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--April 20, 2017

FIRST QUARTER 2017 FINANCIAL RESULTS

Net income	Earnings per share	Net interest margin	Efficiency ratio	Book value per common share
$73.4 million	$0.70	4.63%	44.0%	$18.68
		4.48%, excluding acquired loan accretion	44.4%, excluding non-operating adjustments	$15.86, excluding intangible assets

CEO COMMENTARY:
"Western Alliance is off to a strong start to the year with $73.4 million in net income and $0.70 EPS in Q1 2017,” commented Robert Sarver, Chairman and Chief Executive Officer of Western Alliance Bancorporation. “We are particularly pleased with our loan growth of $454 million to $13.66 billion, up 3.4% over the prior quarter, and our very strong deposit growth of $806 million to $15.36 billion, up 5.5% over the prior quarter. Asset quality remains strong with a net charge-off rate of 0.04% and non-performing assets to total assets of 0.44%. Our return on average assets and tangible common equity[1] rose for the quarter to 1.69% and 17.85%, among the highest in the industry. With the quarter’s increase in tangible book value per share to $15.86[1], Western Alliance continues to deliver to its shareholders superior income, asset, and capital growth and has set a firm foundation for a strong 2017."

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:

▪	Net income and earnings per share of $73.4 million and $0.70, compared to $69.8 million and $0.67, respectively

▪	Net operating revenue of $189.2 million, constituting growth of $3.4 million, and an increase in operating non-interest expenses of $5.6 million [1]

▪	Operating pre-provision net revenue of $100.9 million, down $2.2 million from $103.1 million [1]

▪	Net income of $73.4 million and earnings per share of $0.70, compared to $61.3 million and $0.60, respectively

▪	Net operating revenue of $189.2 million, constituting year-over-year growth of 19.9%, or $31.4 million, and an increase in operating non-interest expenses of 16.5%, or $12.5 million[1]

▪	Operating pre-provision net revenue of $100.9 million, up $18.9 million from $82.1 million [1]

FINANCIAL POSITION RESULTS:

▪	Total loans of $13.66 billion, up $454 million

▪	Total deposits of $15.36 billion, up $806 million

▪	Stockholders' equity of $1.97 billion, up $77 million

▪	Increase in total loans of $2.42 billion

▪	Total deposits increase of $2.27 billion

▪	Increase in stockholders' equity of $309 million

LOANS AND ASSET QUALITY:

▪	Nonperforming assets (nonaccrual loans and repossessed assets) decreased to 0.44% of total assets, from 0.51%

▪	Annualized net loan charge-offs (recoveries) to average loans outstanding of 0.04%, compared to (0.03)%

▪	Nonperforming assets to total assets of 0.44%, compared to 0.57%

▪	Annualized net loan charge-offs to average loans outstanding of 0.04%, compared to 0.08%

KEY PERFORMANCE METRICS:

▪	Net interest margin of 4.63%, compared to 4.57%

▪	Return on average assets and return on tangible common equity[1] of 1.69% and 17.85%, compared to 1.63% and 17.59%, respectively

▪	Tangible common equity ratio of 9.4%, compared to 9.4% [1]

▪	Tangible book value per share, net of tax, of $15.86, an increase from $15.17 [1]

▪	Operating efficiency ratio of 44.4%, compared to 42.4% [1]

▪	Net interest margin of 4.63%, compared to 4.58%

▪	Return on average assets and return on tangible common equity[1] of 1.69% and 17.85%, compared to 1.70% and 18.43%, respectively

▪	Tangible common equity ratio of 9.4%, compared to 9.1% [1]

▪	Tangible book value per share, net of tax, of $15.86, an increase of 20.5% from $13.16 [1]

▪	Operating efficiency ratio of 44.4%, compared to 45.6% [1]

1 See reconciliation of Non-GAAP Financial Measures beginning on page 18.

Income Statement
Net interest income was $179.3 million in the first quarter 2017, an increase of $4.0 million from $175.3 million in the fourth quarter 2016, and an increase of $33.6 million, or 23.1%, compared to the first quarter 2016. Net interest income in the first quarter 2017 includes $6.4 million of total accretion income from acquired loans, compared to $7.0 million in the fourth quarter 2016, and $5.3 million in the first quarter 2016.
The Company’s net interest margin in the first quarter 2017 was 4.63%, an increase from 4.57% in the fourth quarter 2016, and from 4.58% in the first quarter 2016. The increase in net interest margin from the fourth quarter 2016 is attributable to higher yields on loans and securities as a result of rising interest rates. The increase in net interest margin from the first quarter 2016 primarily relates to an increase in acquired loan accretion, partially offset by an increase in interest expense resulting from the issuance of long-term subordinated debt in June 2016, as well as an increase in the cost of interest-bearing deposits.
Operating non-interest income was $9.9 million for the first quarter 2017, compared to $10.5 million for the fourth quarter 2016, and $12.1 million for the first quarter 2016.1
Net operating revenue was $189.2 million for the first quarter 2017, an increase of $3.4 million, compared to $185.8 million for the fourth quarter 2016, and an increase of $31.4 million, or 19.9%, compared to $157.8 million for the first quarter 2016.1
Operating non-interest expense was $88.3 million for the first quarter 2017, compared to $82.7 million for the fourth quarter 2016, and $75.8 million for the first quarter 2016.1 The increase in operating non-interest expense from the prior quarter relates to higher professional fees and compensation costs as the Company continues to build out its infrastructure to support growth and also reflects seasonal compensation costs. The Company’s operating efficiency ratio1 on a tax equivalent basis was 44.4% for the first quarter 2017, compared to 42.4% for the fourth quarter 2016, and 45.6% for the first quarter 2016.
Net income was $73.4 million for the first quarter 2017, an increase of $3.6 million from $69.8 million for the fourth quarter 2016, and an increase of $12.1 million, or 19.6%, from $61.3 million for the first quarter 2016. Earnings per share was $0.70 for the first quarter 2017, compared to $0.67 for the fourth quarter 2016, and $0.60 for the first quarter 2016.
The Company views its operating pre-provision net revenue ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net operating revenue less operating non-interest expense. For the first quarter 2017, the Company’s operating PPNR was $100.9 million, down from $103.1 million in the fourth quarter 2016, and up 23.0% from $82.1 million in the first quarter 2016.1 The non-operating items1 for the first quarter 2017 consisted primarily of net gains on sales of investment securities of $0.6 million and a net gain on sales / valuations of repossessed and other assets of $0.5 million.
The Company had 1,564 full-time equivalent employees and 45 offices at March 31, 2017, compared to 1,557 employees and 48 offices at December 31, 2016 and 1,464 employees and 47 offices at March 31, 2016.

Balance Sheet
Gross loans totaled $13.66 billion at March 31, 2017, an increase of $454 million from $13.21 billion at December 31, 2016, and an increase of $2.42 billion from $11.24 billion at March 31, 2016. The year-over-year increase is comprised of $1.28 billion from Hotel Franchise Finance ("HFF") acquisition as of April 20, 2016 and the remainder from organic loan growth. Consistent with accounting principles generally accepted in the United States ("GAAP"), the allowance for credit losses is not carried over in an acquisition because acquired loans are recorded at fair value, which discounts the loans based on expected future cash flows. At March 31, 2017, the allowance for credit losses was 0.94% of total loans, compared to 0.95% at December 31, 2016, and 1.06% at March 31, 2016. The allowance for credit losses as a percent of total loans, adjusted to include credit discounts on acquired loans1, was 1.26% at March 31, 2017, compared to 1.30% at December 31, 2016, and 1.21% at March 31, 2016.
Deposits totaled $15.36 billion at March 31, 2017, an increase of $806 million from $14.55 billion at December 31, 2016, and an increase of $2.27 billion from $13.08 billion at March 31, 2016. The increase from both the prior quarter and from March 31, 2016 is the result of organic deposit growth. Non-interest bearing deposits were $6.11 billion at March 31, 2017, compared to $5.63 billion at December 31, 2016, and $4.64 billion at March 31, 2016. Non-interest bearing deposits comprised 39.8% of total deposits at March 31, 2017, compared to 38.7% at December 31, 2016, and 35.4% at March 31, 2016. The proportion of savings and money market balances to total deposits decreased to 40.7% from 42.1% at December 31, 2016, and from 43.2% at March 31, 2016. Certificates of deposit as a percentage of total deposits were 10.0% at March 31, 2017, compared to 10.0% at December 31, 2016, and 13.1% at March 31, 2016. The Company’s ratio of loans to deposits was 89.0% at March 31, 2017, compared to 90.8% at December 31, 2016, and 85.9% at March 31, 2016.
Borrowings decreased to zero at March 31, 2017, from $80.0 million at December 31, 2016, and $0.2 million at March 31, 2016. The decrease from the prior quarter is due to payoff of FHLB overnight advances. The decrease from the prior year is due to the payoff of short-term federal funds purchased.
Qualifying debt totaled $367 million at March 31, 2017, a decrease from $368 million at December 31, 2016, and an increase of $157 million from $210 million at March 31, 2016. The increase from the prior year is primarily related to the issuance of $175 million in subordinated debt in June 2016.
Stockholders’ equity at March 31, 2017 was $1.97 billion, compared to $1.89 billion at December 31, 2016, and $1.66 billion at March 31, 2016. The increase from the prior year relates primarily to at-the-market stock issuances and net income for the respective period, which was partially offset by valuation declines on available-for-sale investment securities.
At March 31, 2017, tangible common equity, net of tax, was 9.4% of tangible assets1 and total capital was 13.2% of risk-weighted assets. The Company’s tangible book value per share1 was $15.86 at March 31, 2017, up 20.5% from March 31, 2016.
Total assets increased to $18.12 billion at March 31, 2017, from $17.20 billion at December 31, 2016, and increased 18.9% from $15.25 billion at March 31, 2016. The increase in total assets from the prior year relates primarily to the HFF acquisition, organic loan growth, and an increase in investment securities resulting from increased deposits.
Asset Quality
The provision for credit losses was $4.3 million for the first quarter 2017, compared to $1.0 million for the fourth quarter 2016, and $2.5 million for the first quarter 2016. Net loan charge-offs (recoveries) in the first quarter 2017 were $1.3 million, or 0.04% of average loans (annualized), compared to $(0.8) million in net recoveries, or (0.03)%, in the fourth quarter 2016 and $2.3 million in net charge-offs, or 0.08%, in the first quarter 2016.
Nonaccrual loans decreased $5.8 million to $34.5 million during the quarter. Loans past due 90 days and still accruing interest totaled $3.7 million at March 31, 2017, compared to $1.1 million at December 31, 2016, and $4.5 million at March 31, 2016. Loans past due 30-89 days and still accruing interest totaled $10.8 million at quarter end, an increase from $6.3 million at December 31, 2016, and an increase from $9.2 million at March 31, 2016.
Repossessed assets totaled $45.2 million at quarter end, a decrease of $2.6 million from $47.8 million at December 31, 2016, and a decrease of $7.6 million from $52.8 million at March 31, 2016. Adversely graded loans and non-performing assets totaled $388.3 million at quarter end, an increase of $45.5 million from $342.9 million at December 31, 2016, and an increase of $76.3 million from $312.1 million at March 31, 2016.
As the Company’s asset quality and capital remain strong, the ratio of classified assets to Tier I capital plus the allowance for credit losses, a common regulatory measure of asset quality, was 12.6% at March 31, 2017, compared to 11.8% at December 31, 2016, and 13.0% at March 31, 2016.1

1 See reconciliation of Non-GAAP Financial Measures beginning on page 18.

Segment Highlights
The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. The Company's regional segments, which include, Arizona, Nevada, Southern California, and Northern California provide full service banking and related services to their respective markets. The operations from the regional segments correspond to the following banking divisions: Alliance Bank of Arizona, Bank of Nevada and First Independent Bank, Torrey Pines Bank, and Bridge Bank.
The Company's National Business Lines ("NBL") segment provides specialized banking services to niche markets. The Company's NBL reportable segments include Homeowner Associations ("HOA") Services, HFF, Public & Nonprofit Finance, Technology & Innovation, and Other NBLs. These NBLs are managed centrally and are broader in geographic scope than our other segments, though still predominately located within our core market areas. The HOA Services NBL corresponds to the Alliance Association Bank division. The HFF NBL includes the hotel franchise loan portfolio purchased from GE on April 20, 2016. The operations of Public and Nonprofit Finance are combined into one reportable segment. The Technology & Innovation NBL includes the operations of Equity Fund Resources, the Life Sciences Group, the Renewable Resource Group, and Technology Finance. The Other NBLs segment consists of the operations of Corporate Finance, Mortgage Warehouse Lending, and Resort Finance.
The Corporate & Other segment consists of corporate-related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Arizona, Nevada, Southern California, Northern California, and NBL segments include loan and deposit growth, asset quality, and pre-tax income.
The regional segments reported gross loan balances of $7.75 billion at March 31, 2017, an increase of $202 million during the quarter, and an increase of $273 million during the last twelve months. All regional segments had loan growth during the quarter with Arizona contributing the largest growth of $84 million, followed by Nevada, Southern California, and Northern California with growth of $44 million, $40 million, and $35 million, respectively. The growth in loans during the last twelve months was primarily driven by increases of $225 million in Arizona and $60 million in Nevada, which were partially offset by a decrease of $19 million in Northern California. Total deposits for the regional segments were $12.01 billion, an increase of $509 million during the quarter, and an increase of $1.54 billion during the last twelve months. Arizona and Nevada generated increased deposits during the quarter of $412 million and $165 million, respectively, which was partially offset by a decrease of $82.3 million in Northern California. With the exception of Northern California, each of the regional segments generated increased deposits during the last twelve months, with Arizona contributing the largest increase of $1.07 billion, followed by Southern California and Nevada with increases of $341 million and $267 million, respectively.
Pre-tax income for the regional segments was $72.4 million for the three months ended March 31, 2017, a decrease of $4.1 million from the three months ended December 31, 2016, and an increase of $6.3 million from the three months ended March 31, 2016. Arizona and Southern California each had a decrease in pre-tax income of $2.7 million. These decreases were partially offset by increases in pre-tax income for Nevada and Northern California of $0.5 million and $1.0 million, respectively, compared to the three months ended December 31, 2016. With the exception of Southern California, which had a decrease in pre-tax income of $0.7 million, each regional segment had increases in pre-tax income from the three months ended March 31, 2016, with Arizona and Nevada contributing the largest increases of $5.5 million and $1.1 million, respectively.
The NBL segments reported gross loan balances of $5.91 billion at March 31, 2017, an increase of $256 million during the quarter, and an increase of $2.17 billion during the last twelve months. The increase in loans for the NBL segments compared to the prior quarter relates primarily to the Other NBLs and Public & Nonprofit Finance segments, which increased loans by $178 million and $74 million, respectively. The increases in loans during the last twelve months were driven by HFF (as a result of the $1.28 billion purchase), Other NBLs, and Technology & Innovation segments, which increased loans by $1.28 billion, $617 million, and $166 million, respectively. Total deposits for the NBL segments were $3.26 billion, an increase of $327 million during the quarter, and an increase of $923 million during the last twelve months. The HOA Services and Technology & Innovation segments increased deposits by $223 million and $104 million, respectively, during the quarter. The increase of $923 million during the last twelve months is the result of growth in the HOA Services and Technology & Innovation segments of $585 million and $339 million, respectively.
Pre-tax income for the NBL segments was $37.5 million for the three months ended March 31, 2017, a decrease of $3.0 million from the three months ended December 31, 2016, and an increase of $11.0 million from the three months ended March 31, 2016. The decrease in pre-tax income from the prior quarter relates primarily to the Other NBLs segment, which decreased $3.7 million. This decrease was offset by increases in pre-tax income from the Public & Nonprofit and HOA Services segments of $0.4 million and $0.5 million, respectively. The HFF and HOA Services segments had the largest increases in pre-tax income of $10.6 million and $2.5 million, respectively, from the three months ended March 31, 2016, which were offset by decreases in pre-tax income of $1.2 million and $1.0 million from the Technology & Innovation and Other NBLs segments, respectively.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its first quarter 2017 financial results at 12:00 p.m. ET on Friday, April 21, 2017. Participants may access the call by dialing 1-888-317-6003 and using passcode 3879324 or via live audio webcast using the website link http://services.choruscall.com/links/wal170421.html. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET April 21st through 9:00 a.m. ET May 21st by dialing 1-877-344-7529 passcode: 10103883.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, and future economic performance, including our recent domestic select-service hotel franchise finance loan portfolio acquisition. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
With more than $18 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies and is ranked #4 on the Forbes 2017 “Best Banks in America” list. Its primary subsidiary, Western Alliance Bank, is the go-to bank for business and succeeds with local teams of experienced bankers who deliver superior service and a full spectrum of deposit, lending, treasury management, international banking and online banking products and services. Western Alliance Bank operates full-service banking divisions: Alliance Bank of Arizona, Bank of Nevada and First Independent Bank, Torrey Pines Bank and Bridge Bank. The bank also serves business customers through a robust national platform of specialized financial services including Corporate Finance, Equity Fund Resources, Hotel Franchise Finance, Life Sciences Group, Mortgage Warehouse Lending, Public and Nonprofit Finance, Renewable Resource Group, Resort Finance, Technology Finance and Alliance Association Bank. For more information, visit westernalliancebancorporation.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
	As of March 31,
	2017	2016	Change %
	(in millions)
Total assets	$18,122.5	$15,248.0	18.9%
Total loans, net of deferred fees	13,662.7	11,241.4	21.5
Securities and money market investments	2,869.1	2,099.9	36.6
Total deposits	15,356.0	13,081.7	17.4
Borrowings	—	0.2	(100.0)
Qualifying debt	366.9	210.4	74.4
Stockholders' equity	1,969.0	1,660.2	18.6
Tangible common equity, net of tax (1)	1,671.6	1,362.0	22.7

Selected Income Statement Data:
	For the Three Months Ended March 31,
	2017	2016	Change %
	(in thousands, except per share data)
Interest income	$192,265	$154,256	24.6%
Interest expense	12,956	8,545	51.6
Net interest income	179,309	145,711	23.1
Provision for credit losses	4,250	2,500	70.0
Net interest income after provision for credit losses	175,059	143,211	22.2
Non-interest income	10,544	13,133	(19.7)
Non-interest expense	87,757	75,493	16.2
Income before income taxes	97,846	80,851	21.0
Income tax expense	24,489	19,519	25.5
Net income	$73,357	$61,332	19.6
Diluted earnings per share available to common stockholders	$0.70	$0.60	16.7

(1) See Reconciliation of Non-GAAP Financial Measures.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	As of or for the Three Months Ended March 31,
	2017	2016	Change %
Diluted earnings per share available to common stockholders	$0.70	$0.60	16.7%
Book value per common share	18.68	16.04	16.5
Tangible book value per share, net of tax (1)	15.86	13.16	20.5
Average shares outstanding (in thousands):
Basic	103,987	101,895	2.1
Diluted	104,836	102,538	2.2
Common shares outstanding	105,428	103,514	1.8

Selected Performance Ratios:
Return on average assets (2)	1.69%	1.70%	(0.6)%
Return on average tangible common equity (1, 2)	17.85	18.43	(3.1)
Net interest margin (2)	4.63	4.58	1.1
Net interest spread	4.40	4.42	(0.5)
Operating efficiency ratio - tax equivalent basis (1)	44.40	45.58	(2.6)
Loan to deposit ratio	88.97	85.93	3.5

Asset Quality Ratios:
Net charge-offs (recoveries) to average loans outstanding (2)	0.04%	0.08%	(50.0)%
Nonaccrual loans to gross loans	0.25	0.30	(16.7)
Nonaccrual loans and repossessed assets to total assets	0.44	0.57	(22.8)
Loans past due 90 days and still accruing to gross loans	0.03	0.04	(25.0)
Allowance for credit losses to gross loans	0.94	1.06	(11.3)
Allowance for credit losses to nonaccrual loans	370.45	352.72	5.0

Capital Ratios (1):
	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
Tangible common equity (1)	9.4%	9.4%	9.1%
Common Equity Tier 1 (3)	10.1	10.0	9.9
Tier 1 Leverage ratio (3)	10.2	9.9	9.9
Tier 1 Capital (3)	10.5	10.5	10.4
Total Capital (3)	13.2	13.2	12.3

(1)	See Reconciliation of Non-GAAP Financial Measures.
(2)	Annualized for the three month periods ended March 31, 2017 and 2016.
(3)	Capital ratios for March 31, 2017 are preliminary until the Call Report is filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended March 31,
	2017	2016
	(dollars in thousands, except per share data)
Interest income:
Loans	$172,553	$139,786
Investment securities	18,114	13,508
Other	1,598	962
Total interest income	192,265	154,256
Interest expense:
Deposits	8,412	6,243
Qualifying debt	4,338	2,184
Borrowings	206	118
Total interest expense	12,956	8,545
Net interest income	179,309	145,711
Provision for credit losses	4,250	2,500
Net interest income after provision for credit losses	175,059	143,211
Non-interest income:
Service charges	4,738	4,499
Card income	1,218	1,013
Income from bank owned life insurance	948	930
Gain (loss) on sales of investment securities, net	635	1,001
SBA/warrant income	516	1,006
Lending related income and gains (losses) on sale of loans, net	492	2,935
Other	1,997	1,749
Total non-interest income	10,544	13,133
Non-interest expenses:
Salaries and employee benefits	51,620	44,855
Legal, professional and directors' fees	8,803	5,572
Occupancy	6,894	6,257
Data processing	5,271	4,060
Insurance	3,228	3,323
Marketing	721	657
Intangible amortization	689	697
Card expense	654	887
Loan and repossessed asset expenses	1,278	902
Net (gain) loss on sales and valuations of repossessed and other assets	(543)	(302)
Other	9,142	8,585
Total non-interest expense	87,757	75,493
Income before income taxes	97,846	80,851
Income tax expense	24,489	19,519
Net income available to common stockholders	$73,357	$61,332

Earnings per share available to common stockholders:
Diluted shares	104,836	102,538
Diluted earnings per share	$0.70	$0.60

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
	(in thousands, except per share data)
Interest income:
Loans	$172,553	$168,881	$167,914	$160,015	$139,786
Investment securities	18,114	16,725	15,436	12,871	13,508
Other	1,598	1,805	1,400	1,203	962
Total interest income	192,265	187,411	184,750	174,089	154,256
Interest expense:
Deposits	8,412	7,729	8,072	7,678	6,243
Qualifying debt	4,338	4,252	4,048	2,514	2,184
Borrowings	206	161	83	211	118
Total interest expense	12,956	12,142	12,203	10,403	8,545
Net interest income	179,309	175,269	172,547	163,686	145,711
Provision for credit losses	4,250	1,000	2,000	2,500	2,500
Net interest income after provision for credit losses	175,059	174,269	170,547	161,186	143,211
Non-interest income:
Service charges	4,738	4,865	4,916	4,544	4,499
Card income	1,218	1,170	1,177	1,078	1,013
Income from bank owned life insurance	948	904	899	1,029	930
Gains (losses) on sales of investment securities, net	635	58	—	—	1,001
SBA/ warrant income	516	1,353	1,457	365	1,006
Lending related income and gains (losses) on sale of loans, net	492	488	459	(112)	2,935
Other	1,997	1,702	1,775	1,655	1,749
Total non-interest income	10,544	10,540	10,683	8,559	13,133
Non-interest expenses:
Salaries and employee benefits	51,620	49,702	49,542	44,711	44,855
Legal, professional, and directors' fees	8,803	7,600	5,691	5,747	5,572
Occupancy	6,894	6,944	6,856	7,246	6,257
Data processing	5,271	4,504	4,982	5,114	4,060
Insurance	3,228	3,468	3,144	2,963	3,323
Marketing	721	1,164	678	1,097	657
Intangible amortization	689	697	697	697	697
Card expense	654	689	536	824	887
Loan and repossessed asset expenses	1,278	477	788	832	902
Net (gain) loss on sales and valuations of repossessed and other assets	(543)	(34)	(146)	357	(302)
Acquisition / restructure expense	—	6,021	2,729	3,662	—
Other	9,142	7,413	9,510	8,554	8,585
Total non-interest expense	87,757	88,645	85,007	81,804	75,493
Income before income taxes	97,846	96,164	96,223	87,941	80,851
Income tax expense	24,489	26,364	29,171	26,327	19,519
Net income available to common stockholders	$73,357	$69,800	$67,052	$61,614	$61,332

Earnings per share available to common stockholders:
Diluted shares	104,836	104,765	104,564	103,472	102,538
Diluted earnings per share	$0.70	$0.67	$0.64	$0.60	$0.60

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
	(in millions, except per share data)
Assets:
Cash and due from banks	$647.0	$284.5	$356.1	$696.2	$1,031.0
Securities and money market investments	2,869.1	2,767.8	2,778.1	2,262.6	2,099.9
Loans held for sale	17.8	18.9	21.3	22.3	23.6
Loans held for investment:
Commercial	6,039.1	5,855.8	5,715.0	5,577.6	5,378.5
Commercial real estate - non-owner occupied	3,607.8	3,544.0	3,623.4	3,601.3	2,291.0
Commercial real estate - owner occupied	2,043.4	2,013.3	1,984.0	2,008.3	2,032.3
Construction and land development	1,601.7	1,478.1	1,379.7	1,333.5	1,179.9
Residential real estate	309.9	259.4	271.8	293.0	302.4
Consumer	43.0	39.0	38.4	41.8	33.7
Gross loans and deferred fees, net	13,644.9	13,189.6	13,012.3	12,855.5	11,217.8
Allowance for credit losses	(127.6)	(124.7)	(122.9)	(122.1)	(119.2)
Loans, net	13,517.3	13,064.9	12,889.4	12,733.4	11,098.6
Premises and equipment, net	120.0	119.8	121.3	120.5	119.8
Other assets acquired through foreclosure, net	45.2	47.8	49.6	49.8	52.8
Bank owned life insurance	165.5	164.5	163.6	164.3	163.4
Goodwill and other intangibles, net	302.1	302.9	303.6	304.3	304.0
Other assets	438.5	429.7	359.6	375.3	354.9
Total assets	$18,122.5	$17,200.8	$17,042.6	$16,728.7	$15,248.0
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$6,114.1	$5,632.9	$5,624.8	$5,275.1	$4,635.2
Interest bearing:
Demand	1,449.3	1,346.7	1,256.7	1,278.1	1,088.2
Savings and money market	6,253.8	6,120.9	5,969.6	6,005.8	5,650.9
Time certificates	1,538.8	1,449.3	1,592.1	1,642.3	1,707.4
Total deposits	15,356.0	14,549.8	14,443.2	14,201.3	13,081.7
Customer repurchase agreements	35.7	41.7	44.4	38.5	36.1
Total customer funds	15,391.7	14,591.5	14,487.6	14,239.8	13,117.8
Borrowings	—	80.0	—	—	0.2
Qualifying debt	366.9	367.9	382.9	382.1	210.4
Accrued interest payable and other liabilities	394.9	269.9	314.7	310.6	259.4
Total liabilities	16,153.5	15,309.3	15,185.2	14,932.5	13,587.8
Stockholders' Equity:
Common stock and additional paid-in capital	1,370.3	1,373.8	1,368.4	1,364.0	1,302.9
Retained earnings	595.8	522.4	452.6	385.6	324.0
Accumulated other comprehensive income (loss)	2.9	(4.7)	36.4	46.6	33.3
Total stockholders' equity	1,969.0	1,891.5	1,857.4	1,796.2	1,660.2
Total liabilities and stockholders' equity	$18,122.5	$17,200.8	$17,042.6	$16,728.7	$15,248.0

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
	(in thousands)
Balance, beginning of period	$124,704	$122,884	$122,104	$119,227	$119,068
Provision for credit losses	4,250	1,000	2,000	2,500	2,500
Recoveries of loans previously charged-off:
Commercial and industrial	328	1,144	466	804	1,576
Commercial real estate - non-owner occupied	355	691	230	343	3,595
Commercial real estate - owner occupied	178	45	291	427	70
Construction and land development	277	30	302	58	95
Residential real estate	251	287	179	153	257
Consumer	49	11	21	43	67
Total recoveries	1,438	2,208	1,489	1,828	5,660
Loans charged-off:
Commercial and industrial	2,595	1,267	2,558	1,161	7,491
Commercial real estate - non-owner occupied	—	1	—	—	—
Commercial real estate - owner occupied	—	1	72	244	410
Construction and land development	—	18	—	—	—
Residential real estate	115	60	79	—	26
Consumer	33	41	—	46	74
Total loans charged-off	2,743	1,388	2,709	1,451	8,001
Net loan charge-offs (recoveries)	1,305	(820)	1,220	(377)	2,341
Balance, end of period	$127,649	$124,704	$122,884	$122,104	$119,227

Net charge-offs (recoveries) to average loans- annualized	0.04%	(0.03)%	0.04%	(0.01)%	0.08%

Allowance for credit losses to gross loans	0.94%	0.95%	0.94%	0.95%	1.06%
Allowance for credit losses to gross loans, adjusted for acquisition accounting (1)	1.26	1.30	1.37	1.42	1.21
Allowance for credit losses to nonaccrual loans	370.45	309.65	302.61	307.68	352.72

Nonaccrual loans	$34,458	$40,272	$40,608	$39,685	$33,802
Nonaccrual loans to gross loans	0.25%	0.31%	0.31%	0.31%	0.30%
Repossessed assets	$45,200	$47,815	$49,619	$49,842	$52,776
Nonaccrual loans and repossessed assets to total assets	0.44%	0.51%	0.53%	0.54%	0.57%

Loans past due 90 days, still accruing	$3,659	$1,067	$2,817	$6,991	$4,488
Loans past due 90 days and still accruing to gross loans	0.03%	0.01%	0.02%	0.05%	0.04%
Loans past due 30 to 89 days, still accruing	$10,764	$6,294	$18,446	$3,475	$9,207
Loans past due 30 to 89 days, still accruing to gross loans	0.08%	0.05%	0.14%	0.03%	0.08%

Special mention loans	$175,184	$148,144	$134,018	$154,167	$133,036
Special mention loans to gross loans	1.28%	1.12%	1.03%	1.20%	1.19%

Classified loans on accrual	$133,483	$106,644	$110,650	$119,939	$92,435
Classified loans on accrual to gross loans	0.98%	0.81%	0.85%	0.93%	0.82%
Classified assets	$236,786	$211,782	$212,286	$219,319	$187,929
Classified assets to total assets	1.31%	1.23%	1.25%	1.31%	1.23%

(1) See Reconciliation of Non-GAAP Financial Measures.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	March 31, 2017			December 31, 2016
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$5,753.7	$68,404	5.24%	$5,656.4	$66,674	5.19%
CRE - non-owner occupied	3,534.8	53,506	6.05	3,581.1	51,565	5.76
CRE - owner occupied	1,998.0	24,726	4.95	1,993.3	24,897	5.00
Construction and land development	1,510.8	22,102	5.85	1,431.9	22,094	6.17
Residential real estate	271.9	3,023	4.45	264.3	2,926	4.43
Consumer	38.5	493	5.12	38.7	468	4.84
Loans held for sale	18.8	299	6.36	20.2	257	5.09
Total loans (1), (2), (3)	13,126.5	172,553	5.47	12,985.9	168,881	5.41
Securities:
Securities - taxable	2,105.2	12,437	2.36	2,142.6	11,482	2.14
Securities - tax-exempt	604.3	5,677	5.57	591.2	5,243	5.25
Total securities (1)	2,709.5	18,114	3.08	2,733.8	16,725	2.81
Other	482.0	1,598	1.33	430.0	1,805	1.68
Total interest earning assets	16,318.0	192,265	4.95	16,149.7	187,411	4.87
Non-interest earning assets
Cash and due from banks	142.7			146.0
Allowance for credit losses	(125.7)			(122.7)
Bank owned life insurance	164.8			163.9
Other assets	900.5			844.0
Total assets	$17,400.3			$17,180.9
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,434.8	$805	0.22%	$1,295.6	$660	0.20%
Savings and money market	6,069.0	5,312	0.35	6,004.4	5,043	0.34
Time certificates of deposit	1,484.9	2,295	0.62	1,507.0	2,026	0.54
Total interest-bearing deposits	8,988.7	8,412	0.37	8,807.0	7,729	0.35
Short-term borrowings	110.9	206	0.74	73.5	161	0.88
Qualifying debt	354.1	4,338	4.90	365.4	4,252	4.65
Total interest-bearing liabilities	9,453.7	12,956	0.55	9,245.9	12,142	0.53
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	5,719.2			5,752.0
Other liabilities	280.6			292.5
Stockholders’ equity	1,946.8			1,890.5
Total liabilities and stockholders' equity	$17,400.3			$17,180.9
Net interest income and margin (4)		$179,309	4.63%		$175,269	4.57%
Net interest spread (5)			4.40%			4.34%

(1) Yields on loans and securities have been adjusted to a tax-equivalent basis. The taxable-equivalent adjustment was $9.7 million and $8.6 million for the three months ended March 31, 2017 and December 31, 2016, respectively.

(2) Included in the yield computation are net loan fees of $6.6 million and accretion on acquired loans of $6.4 million for the three months ended March 31, 2017, compared to $8.3 million and $7.0 million for the three months ended December 31 2016, respectively.

(3) Includes non-accrual loans.
(4) Net interest margin is computed by dividing net interest income by total average earning assets.
(5) Net interest spread represents average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended March 31,
	2017			2016
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$5,753.7	$68,404	5.24%	$5,160.6	$60,925	5.24%
CRE - non-owner occupied	3,534.8	53,506	6.05	2,272.4	30,953	5.45
CRE - owner occupied	1,998.0	24,726	4.95	2,061.4	26,186	5.08
Construction and land development	1,510.8	22,102	5.85	1,166.1	17,496	6.00
Residential real estate	271.9	3,023	4.45	311.5	3,509	4.51
Consumer	38.5	493	5.12	28.8	366	5.08
Loans held for sale	18.8	299	6.36	24.1	351	5.82
Total loans (1), (2), (3)	13,126.5	172,553	5.47	11,024.9	139,786	5.31
Securities:
Securities - taxable	2,105.2	12,437	2.36	1,568.4	9,337	2.38
Securities - tax-exempt	604.3	5,677	5.57	454.7	4,171	5.23
Total securities (1)	2,709.5	18,114	3.08	2,023.1	13,508	3.02
Other	482.0	1,598	1.33	417.5	962	0.92
Total interest earning assets	16,318.0	192,265	4.95	13,465.5	154,256	4.83
Non-interest earning assets
Cash and due from banks	142.7			140.8
Allowance for credit losses	(125.7)			(121.5)
Bank owned life insurance	164.8			162.8
Other assets	900.5			822.5
Total assets	$17,400.3			$14,470.1
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,434.8	$805	0.22%	$1,091.9	$455	0.17%
Savings and money market	6,069.0	5,312	0.35	5,333.9	4,034	0.30
Time certificates of deposit	1,484.9	2,295	0.62	1,561.5	1,754	0.45
Total interest-bearing deposits	8,988.7	8,412	0.37	7,987.3	6,243	0.31
Short-term borrowings	110.9	206	0.74	52.8	118	0.89
Qualifying debt	354.1	4,338	4.90	199.4	2,184	4.38
Total interest-bearing liabilities	9,453.7	12,956	0.55	8,239.5	8,545	0.41
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	5,719.2			4,350.1
Other liabilities	280.6			244.5
Stockholders’ equity	1,946.8			1,636.0
Total liabilities and stockholders' equity	$17,400.3			$14,470.1
Net interest income and margin (4)		$179,309	4.63%		$145,711	4.58%
Net interest spread (5)			4.40%			4.42%

(1) Yields on loans and securities have been adjusted to a tax-equivalent basis. The taxable-equivalent adjustment was $9.7 million and $8.4 million for the three months ended March 31, 2017 and 2016, respectively.

(2) Included in the yield computation are net loan fees of $6.6 million and accretion on acquired loans of $6.4 million for the three months ended March 31, 2017, compared to $6.5 million and $5.3 million for the three months ended March 31, 2016, respectively.

(3) Includes non-accrual loans.
(4) Net interest margin is computed by dividing net interest income by total average earning assets.
(5) Net interest spread represents average yield earned on interest-earning assets less the average rate paid on interest bearing-liabilities.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At March 31, 2017	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$3,516.1	$1.8	$8.9	$1.9	$1.7
Loans, net of deferred loan fees and costs	13,662.7	3,039.7	1,769.3	1,806.7	1,130.1
Less: allowance for credit losses	(127.6)	(30.3)	(18.7)	(20.1)	(9.4)
Total loans	13,535.1	3,009.4	1,750.6	1,786.6	1,120.7
Other assets acquired through foreclosure, net	45.2	5.0	17.1	—	0.2
Goodwill and other intangible assets, net	302.1	—	23.4	—	157.2
Other assets	724.0	42.3	58.9	13.9	13.5
Total assets	$18,122.5	$3,058.5	$1,858.9	$1,802.4	$1,293.3
Liabilities:
Deposits	$15,356.0	$4,255.0	$3,896.1	$2,397.2	$1,461.3
Borrowings and qualifying debt	366.9	—	—	—	—
Other liabilities	430.6	13.4	27.4	4.5	13.6
Total liabilities	16,153.5	4,268.4	3,923.5	2,401.7	1,474.9
Allocated equity:	1,969.0	365.7	259.0	205.2	284.6
Total liabilities and stockholders' equity	$18,122.5	$4,634.1	$4,182.5	$2,606.9	$1,759.5
Excess funds provided (used)	—	1,575.6	2,323.6	804.5	466.2

No. of offices	45	9	16	9	3
No. of full-time equivalent employees	1,564	169	227	176	162

Income Statement:

Three Months Ended March 31, 2017:	(in thousands)
Net interest income (expense)	$179,309	$43,907	$35,296	$25,218	$22,035
Provision for credit losses	4,250	14	(211)	91	396
Net interest income (expense) after provision for credit losses	175,059	43,893	35,507	25,127	21,639
Non-interest income	10,544	1,113	2,133	743	2,113
Non-interest expense	(87,757)	(18,622)	(15,870)	(12,703)	(12,709)
Income (loss) before income taxes	97,846	26,384	21,770	13,167	11,043
Income tax expense (benefit)	24,489	10,350	7,620	5,537	4,643
Net income	$73,357	$16,034	$14,150	$7,630	$6,400

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At March 31, 2017	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$3,501.8
Loans, net of deferred loan fees and costs	132.7	1,528.7	1,011.2	1,279.6	1,955.1	9.6
Less: allowance for credit losses	(1.4)	(16.0)	(9.7)	(1.3)	(20.0)	(0.7)
Total loans	131.3	1,512.7	1,001.5	1,278.3	1,935.1	8.9
Other assets acquired through foreclosure, net	—	—	—	—	—	22.9
Goodwill and other intangible assets, net	—	—	121.4	0.1	—	—
Other assets	0.4	11.9	5.7	5.4	2.8	569.2
Total assets	$131.7	$1,524.6	$1,128.6	$1,283.8	$1,937.9	$4,102.8
Liabilities:
Deposits	$2,112.8	$—	$1,142.2	$—	$—	$91.4
Borrowings and qualifying debt	—	—	—	—	—	366.9
Other liabilities	1.8	43.1	0.8	0.6	132.6	192.8
Total liabilities	2,114.6	43.1	1,143.0	0.6	132.6	651.1
Allocated equity:	72.9	122.3	225.5	105.5	162.2	166.1
Total liabilities and stockholders' equity	$2,187.5	$165.4	$1,368.5	$106.1	$294.8	$817.2
Excess funds provided (used)	2,055.8	(1,359.2)	239.9	(1,177.7)	(1,643.1)	(3,285.6)

No. of offices	1	1	8	1	4	(7)
No. of full-time equivalent employees	62	6	57	20	31	654

Income Statement:

Three Months Ended March 31, 2017:	(in thousands)
Net interest income (expense)	$12,748	$6,485	$18,166	$13,581	$14,143	$(12,270)
Provision for credit losses	127	509	296	—	3,527	(499)
Net interest income (expense) after provision for credit losses	12,621	5,976	17,870	13,581	10,616	(11,771)
Non-interest income	141	15	1,873	—	721	1,692
Non-interest expense	(7,147)	(2,253)	(8,779)	(2,988)	(4,721)	(1,965)
Income (loss) before income taxes	5,615	3,738	10,964	10,593	6,616	(12,044)
Income tax expense (benefit)	2,106	1,402	4,111	3,972	2,481	(17,733)
Net income	$3,509	$2,336	$6,853	$6,621	$4,135	$5,689

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At December 31, 2016	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$3,052.3	$1.9	$10.1	$2.1	$1.9
Loans, net of deferred loan fees and costs	13,208.5	2,955.9	1,725.5	1,766.8	1,095.4
Less: allowance for credit losses	(124.7)	(30.1)	(18.5)	(19.4)	(8.8)
Total loans	13,083.8	2,925.8	1,707.0	1,747.4	1,086.6
Other assets acquired through foreclosure, net	47.8	6.2	18.0	—	0.3
Goodwill and other intangible assets, net	302.9	—	23.7	—	157.5
Other assets	714.0	42.9	58.8	14.5	14.3
Total assets	$17,200.8	$2,976.8	$1,817.6	$1,764.0	$1,260.6
Liabilities:
Deposits	$14,549.8	$3,843.4	$3,731.5	$2,382.6	$1,543.6
Borrowings and qualifying debt	447.9	—	—	—	—
Other liabilities	311.6	12.8	28.3	12.9	12.4
Total liabilities	15,309.3	3,856.2	3,759.8	2,395.5	1,556.0
Allocated equity:	1,891.5	346.6	250.7	201.6	283.7
Total liabilities and stockholders' equity	$17,200.8	$4,202.8	$4,010.5	$2,597.1	$1,839.7
Excess funds provided (used)	—	1,226.0	2,192.9	833.1	579.1

No. of offices	48	10	18	9	3
No. of full-time equivalent employees	1,557	168	225	175	167

Income Statements:

Three Months Ended March 31, 2016:	(in thousands)
Net interest income (expense)	$145,711	$38,456	$32,575	$24,428	$23,195
Provision for (recovery of) credit losses	2,500	6,773	(813)	30	1,042
Net interest income (expense) after provision for credit losses	143,211	31,683	33,388	24,398	22,153
Non-interest income	13,133	3,681	2,059	660	2,426
Non-interest expense	(75,493)	(14,456)	(14,746)	(11,234)	(13,967)
Income (loss) before income taxes	80,851	20,908	20,701	13,824	10,612
Income tax expense (benefit)	19,519	8,202	7,245	5,813	4,463
Net income (loss)	$61,332	$12,706	$13,456	$8,011	$6,149

Three Months Ended December 31, 2016:	(in thousands)
Net interest income (expense)	$175,269	$45,322	$35,491	$26,823	$20,890
Provision for (recovery of) credit losses	1,000	(963)	189	(724)	475
Net interest income (expense) after provision for credit losses	174,269	46,285	35,302	27,547	20,415
Non-interest income	10,540	1,139	2,203	643	2,564
Non-interest expense	(88,645)	(18,316)	(16,199)	(12,242)	(12,919)
Income (loss) before income taxes	96,164	29,108	21,306	15,948	10,060
Income tax expense (benefit)	26,364	11,419	7,457	6,707	4,230
Net income (loss)	$69,800	$17,689	$13,849	$9,241	$5,830

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At December 31, 2016	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$3,036.3
Loans, net of deferred loan fees and costs	116.8	1,454.3	1,011.4	1,292.1	1,776.9	13.4
Less: allowance for credit losses	(1.3)	(15.6)	(10.6)	(0.8)	(19.0)	(0.6)
Total loans	115.5	1,438.7	1,000.8	1,291.3	1,757.9	12.8
Other assets acquired through foreclosure, net	—	—	—	—	—	23.3
Goodwill and other intangible assets, net	—	—	121.5	0.2	—	—
Other assets	0.3	15.6	7.2	5.3	11.1	544.0
Total assets	$115.8	$1,454.3	$1,129.5	$1,296.8	$1,769.0	$3,616.4
Liabilities:
Deposits	$1,890.3	$—	$1,038.2	$—	$—	$120.2
Borrowings and qualifying debt	—	—	—	—	—	447.9
Other liabilities	0.7	50.5	2.0	1.4	17.5	173.1
Total liabilities	1,891.0	50.5	1,040.2	1.4	17.5	741.2
Allocated equity:	65.6	117.1	224.1	107.1	145.5	149.5
Total liabilities and stockholders' equity	$1,956.6	$167.6	$1,264.3	$108.5	$163.0	$890.7
Excess funds provided (used)	1,840.8	(1,286.7)	134.8	(1,188.3)	(1,606.0)	(2,725.7)

No. of offices	1	1	8	1	4	(7)
No. of full-time equivalent employees	64	6	57	20	34	641

Income Statement:

Three Months Ended March 31, 2016:	(in thousands)
Net interest income (expense)	$8,632	$5,221	$16,309	$—	$10,637	$(13,742)
Provision for (recovery of) credit losses	78	(369)	(1,165)	—	238	(3,314)
Net interest income (expense) after provision for credit losses	8,554	5,590	17,474	—	10,399	(10,428)
Non-interest income	105	(4)	1,637	—	635	1,934
Non-interest expense	(5,541)	(2,024)	(6,906)	—	(3,437)	(3,182)
Income (loss) before income taxes	3,118	3,562	12,205	—	7,597	(11,676)
Income tax expense (benefit)	1,169	1,336	4,577	—	2,849	(16,135)
Net income (loss)	$1,949	$2,226	$7,628	$—	$4,748	$4,459

Three Months Ended December 31, 2016:	(in thousands)
Net interest income (expense)	$11,686	$5,641	$18,060	$13,145	$14,673	$(16,462)
Provision for (recovery of) credit losses	96	326	710	—	891	—
Net interest income (expense) after provision for credit losses	11,590	5,315	17,350	13,145	13,782	(16,462)
Non-interest income	119	37	2,105	—	717	1,013
Non-interest expense	(6,596)	(2,010)	(8,094)	(2,780)	(4,197)	(5,292)
Income (loss) before income taxes	5,113	3,342	11,361	10,365	10,302	(20,741)
Income tax expense (benefit)	1,918	1,253	4,261	3,887	3,864	(18,632)
Net income (loss)	$3,195	$2,089	$7,100	$6,478	$6,438	$(2,109)

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
	(in thousands)
Total non-interest income	$10,544	$10,540	$10,683	$8,559	$13,133
Less:
Gains (losses) on sales of investment securities, net	635	58	—	—	1,001
Unrealized gains (losses) on assets and liabilities measured at fair value, net	—	—	7	6	(5)
Total operating non-interest income	9,909	10,482	10,676	8,553	12,137
Plus: net interest income	179,309	175,269	172,547	163,686	145,711
Net operating revenue (1)	$189,218	$185,751	$183,223	$172,239	$157,848

Total non-interest expense	$87,757	$88,645	$85,007	$81,804	$75,493
Less:
Net (gain) loss on sales and valuations of repossessed and other assets	(543)	(34)	(146)	357	(302)
Acquisition / restructure expense	—	6,021	2,729	3,662	—
Total operating non-interest expense (1)	$88,300	$82,658	$82,424	$77,785	$75,795

Operating pre-provision net revenue (2)	$100,918	$103,093	$100,799	$94,454	$82,053

Plus:
Non-operating revenue adjustments	635	58	7	6	996
Less:
Provision for credit losses	4,250	1,000	2,000	2,500	2,500
Non-operating expense adjustments	(543)	5,987	2,583	4,019	(302)
Income tax expense	24,489	26,364	29,171	26,327	19,519
Net income	$73,357	$69,800	$67,052	$61,614	$61,332

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Tangible Common Equity:
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
	(dollars and shares in thousands)
Total stockholders' equity	$1,968,992	$1,891,529	$1,857,354	$1,796,210	$1,660,163
Less: goodwill and intangible assets	302,133	302,894	303,592	304,289	303,962
Total tangible common equity	1,666,859	1,588,635	1,553,762	1,491,921	1,356,201
Plus: deferred tax - attributed to intangible assets	4,759	4,949	5,304	5,594	5,828
Total tangible common equity, net of tax	$1,671,618	$1,593,584	$1,559,066	$1,497,515	$1,362,029
Total assets	$18,122,506	$17,200,842	$17,042,602	$16,728,767	$15,248,039
Less: goodwill and intangible assets, net	302,133	302,894	303,592	304,289	303,962
Tangible assets	17,820,373	16,897,948	16,739,010	16,424,478	14,944,077
Plus: deferred tax - attributed to intangible assets	4,759	4,949	5,304	5,594	5,828
Total tangible assets, net of tax	$17,825,132	$16,902,897	$16,744,314	$16,430,072	$14,949,905
Tangible common equity ratio (3)	9.4%	9.4%	9.3%	9.1%	9.1%
Common shares outstanding	105,428	105,071	105,071	105,084	103,513
Tangible book value per share, net of tax (4)	$15.86	$15.17	$14.84	$14.25	$13.16

Operating Efficiency Ratio by Quarter:
	Three Months Ended
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
	(in thousands)
Total operating non-interest expense	$88,300	$82,658	$82,424	$77,785	$75,795
Divided by:
Total net interest income	179,309	175,269	172,547	163,686	145,711
Plus:
Tax equivalent interest adjustment	9,676	9,165	8,599	8,704	8,435
Operating non-interest income	9,909	10,482	10,676	8,553	12,137
	$198,894	$194,916	$191,822	$180,943	$166,283
Operating efficiency ratio - tax equivalent basis (5)	44.4%	42.4%	43.0%	43.0%	45.6%

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Allowance for Credit Losses, Adjusted for Acquisition Accounting:

	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
	(in thousands)
Allowance for credit losses	$127,649	$124,704	$122,884	$122,104	$119,227
Plus: remaining credit marks
Acquired performing loans	32,781	34,392	41,020	45,225	9,646
Purchased credit impaired loans	12,335	12,872	15,093	16,438	6,760
Adjusted allowance for credit losses	$172,765	$171,968	$178,997	$183,767	$135,633

Gross loans held for investment and deferred fees, net	$13,644,883	$13,189,527	$13,012,262	$12,855,511	$11,217,860
Plus: remaining credit marks
Acquired performing loans	32,781	34,392	41,020	45,225	9,646
Purchased credit impaired loans	12,335	12,872	15,093	16,438	6,760
Adjusted loans, net of deferred fees and costs	$13,689,999	$13,236,791	$13,068,375	$12,917,174	$11,234,266

Allowance for credit losses to gross loans	0.94%	0.95%	0.94%	0.95%	1.06%
Allowance for credit losses to gross loans, adjusted for acquisition accounting (6)	1.26	1.30	1.37	1.42	1.21

Net Interest Margin, Adjusted for Acquisition Accounting:

	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
	(in thousands)
Average interest earning assets	$16,318,000	$16,149,700	$15,931,600	$14,902,300	$13,465,500
Taxable-equivalent adjustment	9,676	9,165	8,599	8,703	8,435

Net interest income	$179,309	$175,269	$172,547	$163,686	$145,711
Less: accretion
Acquired performing loans	4,064	4,911	4,604	4,122	2,847
Purchased credit impaired loans	2,329	2,075	4,189	4,048	2,468
Adjusted net interest income	$172,916	$168,283	$163,754	$155,516	$140,396

Net interest margin	4.63%	4.57%	4.55%	4.63%	4.58%
Net interest margin, adjusted for accretion (7)	4.48	4.40	4.33	4.41	4.42

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Regulatory Capital:

	Mar 31, 2017	Dec 31, 2016
	(in thousands)
Common Equity Tier 1:
Common equity	$1,968,992	$1,891,529
Less:
Non-qualifying goodwill and intangibles	295,878	294,754
Disallowed deferred tax asset	2,011	1,400
AOCI related adjustments	(5,875)	(13,460)
Unrealized gain on changes in fair value liabilities	9,802	8,118
Common equity Tier 1 (regulatory) (8) (11)	$1,667,176	$1,600,717
Divided by: estimated risk-weighted assets (regulatory) (9) (11)	$16,565,677	$15,980,092
Common equity Tier 1 ratio (9) (11)	10.1%	10.0%

Common equity Tier 1 (regulatory) (8) (11)	1,667,176	1,600,717
Plus:
Trust preferred securities	81,500	81,500
Less:
Disallowed deferred tax asset	503	934
Unrealized gain on changes in fair value of liabilities	2,450	5,412
Tier 1 capital (9) (11)	$1,745,723	$1,675,871
Divided by: Tangible average assets	$17,121,149	$16,868,674
Tier 1 leverage ratio	10.2%	9.9%

Total Capital:
Tier 1 capital (regulatory) (8) (11)	$1,745,723	$1,675,871
Plus:
Subordinated debt	300,759	299,927
Qualifying allowance for credit losses	127,649	124,704
Other	6,367	6,978
Less: Tier 2 qualifying capital deductions	—	—
Tier 2 capital	$434,775	$431,609

Total capital	$2,180,498	$2,107,480

Total capital ratio	13.2%	13.2%

Classified assets to Tier 1 capital plus allowance:
Classified assets	$236,786	$211,782
Divided by:
Tier 1 capital (9) (11)	1,745,723	1,675,871
Plus: Allowance for credit losses	127,649	124,704
Total Tier 1 capital plus allowance for credit losses	$1,873,372	$1,800,575

Classified assets to Tier 1 capital plus allowance (10) (11)	12.6%	11.8%

(1)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3)	We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.
(4)	We believe this non-GAAP measurement improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(5)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(6)
We believe this non-GAAP ratio is a useful metric in understanding the Company's total allowance for credit losses, adjusted for acquisition accounting, because under GAAP, a company's allowance for credit losses is not carried over in an acquisition, but rather these loans are shown as being purchased at a discount that factors in expected future credit losses.

(7)
We believe this non-GAAP ratio is a useful metric in understanding the Company's net interest margin, adjusted for acquisition accounting, because under GAAP, interest rate and credit marks on acquired loans are accreted and recognized as part of interest income. By excluding the accretion on acquired loans, management believes this is more indicative of the yield from the Company's loan portfolio and improves comparability to other institutions that have not engaged in acquisitions that resulted in recognition of interest rate and credit marks on acquired loans.

(8)
Under the current guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation, common equity Tier 1 capital consists of common stock, retained earnings, and minority interests in certain subsidiaries, less most other intangible assets.

(9)
Common equity Tier 1 is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of the risk categories defined under new capital guidelines. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each category are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the common equity Tier 1 ratio. Common equity Tier 1 is divided by the risk-weighted assets to determine the common equity Tier 1 ratio. We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.

(10)	We believe this non-GAAP ratio provides an important regulatory metric to analyze asset quality.
(11)	Current quarter is preliminary until Call Report is filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476